Exhibit 99.1

Far East Energy Corporation Reschedules Annual Meeting of Stockholders to December 15, 2006

Houston, Texas – August 11, 2006 - Far East Energy Corporation (OTC BB: FEEC) announced today that its 2006 Annual Meeting of Stockholders has been rescheduled to be held on Friday, December 15, 2006, at 10:00 a.m., local time, at the Hotel Sofitel, 425 N Sam Houston Parkway E, Houston, Texas.  The Board of Directors had previously scheduled the 2006 Annual Meeting of Stockholders to be held on September 26, 2006.  In conjunction with the new meeting date, the Board of Directors has established Thursday, October 26, 2006, as the record date for determining stockholders of record entitled to notice of, and to vote at, the 2006 Annual Meeting of Stockholders.

Based in Houston, Texas, with offices in Beijing, Kunming and Taiyuan City, China, Far East Energy Corporation is focused on the acquisition of, and exploration for, coalbed methane through its agreements with ConocoPhillips and China United Coalbed Methane Company, Ltd. (CUCBM).

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Far East Energy Corporation and its management are forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. It is important to note that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: our lack of operating history; limited and potentially inadequate cash resources; risk and uncertainties associated with exploration, development and production of oil and gas; expropriation and other risks associated with foreign operations; matters affecting the oil and gas industry generally; lack of availability of oil and gas field goods and services; environmental risks; drilling and production risks; changes in laws or regulations affecting our operations, as well as other risks described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other subsequent filings with the Securities and Exchange Commission.